Exhibit 10.40

CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE

RECITALS

This Confidential Severance Agreement and General Release (“Agreement”) is made by and between Rachel Phillips-Luther (“Employee”) and Jamba Juice Company, its subsidiaries, affiliates, successors, and assigns (“Company”) (collectively, the “Parties”):

WHEREAS, Employee has been employed with Company as of August 9, 2016; Employee worked as the Company's Chief Marketing Officer; Employee entered into Team Member Confidentiality Agreement and Computer Usage Policy (the “Confidentiality Agreement”), Employee was terminated on November 2, 2017 (the “Termination Date”).

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including but not limited to, any and all claims arising or in any way related to Employee's employment with or separation from the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

1.  Payments and Consideration.

(a)Employee will be paid, at Employee's regular rate of pay, for all hours worked and for accrued but unused vacation through the Termination Date, regardless of whether Employee signs this Agreement. Employee will be paid in accordance with normal payroll procedures, less all applicable deductions and withdrawals. Employee acknowledges that these amounts are all of the amounts owed to the Employee by Company through the Termination Date. As of the Termination Date, Employee is not to hold Employee out as an employee, agent, or authorized representative of Company, or to negotiate or enter into any agreements on behalf of Company, or to otherwise attempt to bind Company.

(b)In addition, in exchange for Employee's execution of this Agreement, pursuant to the Jamba, Inc. Executive Retention and Severance Plan (the “Retention Plan”), Company will pay Employee: (1)  Two Hundred Eighty-Five Thousand ($285,000), which amount equals one hundred percent (100%) of Employee's current base salary, less all applicable withholdings, payable in accord with the Company's normal payroll procedures and subject to standard payroll deductions and withholdings beginning on the first payroll date following the Effective Date as described in Paragraph 7(g); and (2) a prorated portion Employee's bonus, less all applicable withholdings, at the same time such bonuses are paid to other Company executives (collectively, the “Severance Pay”).   The Severance Pay is subject to Employee's duty to mitigate pursuant to Paragraph 16.2 of the Retention Plan.  Employee acknowledges and agrees that but for executing this Agreement and agreeing to the promises herein, including providing a general release, Employee is not otherwise entitled to the Severance Pay.

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Confidential Separation Agreement and General Release
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(c)Executive will be eligible to continue her group health insurance benefits at her own expense.  For a period of twelve (12) months (the “Benefits Extension Period”), the Company will continue to pay the employer portion of premiums.  If Employee or Employee's dependents become eligible to receive health care coverage under another employer's health benefit plans during the applicable Benefits Extension Period, Employee will report such eligibility to Company and the Company's obligations under this section shall cease.    At the conclusion of the Benefits Extension Period, should Employee wish to continue Employee's health benefits coverage through Company's group insurance plans beyond Employee's separation, Employee will be responsible for paying the premium in full each month. Employee will receive a separate notice explaining Employee's right to continuation and conversion of Employee's health benefits under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) and/or any applicable state law.

(d)Employee will be reimbursed for all ordinary and necessary, reasonable business- related expenses incurred by Employee in connection with Employee's employment with Company through Employee's Termination Date.  Employee must submit all requests for reimbursement for such expenses no later than November 30, 2017, accompanied by proper documentation, to Humera Kassem.

(e)By Employee's signature below, Employee acknowledges and agrees that the terms set forth in this Agreement include compensation and benefits to which Employee is not otherwise entitled.   Furthermore, Employee acknowledges that, except as expressly set forth above, after Employee's execution of this Agreement, Employee will not be entitled to any other or further compensation, remuneration, or benefits from Company.

2.  Tax Treatment.  Employee understands and agrees that Company is neither providing tax nor legal advice, nor is Company making representations regarding tax obligations or consequences, if any, related to this Agreement. Employee further agrees that Employee will assume any such tax obligations or consequences that may arise from this Agreement, and that Employee shall not seek any indemnification from Company in this regard. Employee agrees that, in the event that any taxing body determines that additional taxes are due from Employee, Employee acknowledges and assumes all responsibility for the payment of any such taxes and agrees to indemnify, defend, and hold Company harmless from the payment of such taxes, and any failure to withhold.  Employee further agrees to pay, on Company's behalf, any interest or penalties imposed as a consequence of such tax obligations, and to pay any judgments, penalties, taxes, costs, and attorneys' fees incurred by Company as a consequence of Employee's failure to pay any taxes due.

3.  Confidential Information.   Employee acknowledges that, as part of their employment, Employee had access to information of a nature not generally disclosed to the public, and Employee agrees to keep confidential and not disclose to anyone Company's business, proprietary, and trade secret information in Employee's possession, or any personal, confidential, or otherwise proprietary information regarding Company's employees, customers, and clients, or Company's personnel practices and related matters.   This obligation is understood to be in addition to, and not as any replacement for, any agreements Employee may have signed with the

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Company concerning confidentiality, trade secrets, non-disclosure, non-competition, non-solicitation, or assignment of inventions or other intellectual property developments, which agreements will remain in full force and effect. Employee agrees that Employee will not take, copy, use, or distribute in any form or manner documents or information that Company deems proprietary, including without limitation research and development materials, information regarding customers, clients, business partners, or prospective customers, clients, or business partners, financial information, business and strategic plans, software programs and codes, access codes, and other similar materials or information.

4.  Return of Company Property. Employee agrees to return to Company any and all Company property in Employee's possession, including without limitation any computer or other electronic devices; software programs; other Company equipment, tools, records, or technical materials; information related to Company customers, clients and business contacts; marketing information; pricing information; cellular phones; personnel materials or files, handbooks, manuals, or policies; memoranda, notes, and drafts thereof; and any other documents or property (and any summaries or copies thereof), developed by Employee and/or obtained by Employee or on Employee's  behalf, directly or indirectly, pursuant to Employee's employment with Company.

5.  Release of Claims.

(a)Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by Company.  THIS IS A GENERAL RELEASE OF ALL CLAIMS.  As consideration for the Severance Pay and benefits being provided to Employee, Employee, on Employee's own behalf, and on behalf ofEmployee's respective heirs, family members, executors, administrators, attorneys, representatives, and assigns, hereby fully and forever releases Company and its legal representatives, officers, directors, fiduciaries, employees, investors, shareholders, insurers, agents, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, both in their individual and corporate capacities (including its current and former parent companies, subsidiaries, and other affiliated companies as well as any of their current and former insurers, directors, officers, agents, shareholders, and employees), (collectively, the “Releasees”), of and from any and all claims and causes of action, demands, duties, obligations, agreements, promises, liabilities, damages, costs, and/or fees, whether known or unknown, suspected or unsuspected, arising out of or relating to Employee's employment, including the termination of employment, including without limitation:

(1)	any and all claims relating to or arising from Employee's employment relationship with Company and the termination of that relationship;
(2)

any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of stock of Company, including, without limitation, any claims for fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law;

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(3)

any and all claims under the law of any jurisdiction including without limitation wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent and intentional infliction of emotional distress; negligent and intentional misrepresentation; negligent and intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(4)

any  and  all  claims  for  violation  of any federal,  state  or municipal  statute, including without limitation all employment laws, including without limitation the California Fair Employment and Housing Act; the California Unruh Act; the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Fair Labor Standards Act; the Americans with Disabilities Act; the Older Workers' Benefits Protection Act; the Family Medical Leave Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; the National Labor Relations Act; the California Constitution; the California Labor Code; the California Business & Professions Code; the California Government Code; the California Civil Code; the Texas Labor Code (specifically including the Texas   Payday Law;   the   Texas   Anti-Retaliation Act; the  Texas Whistleblower Act); and all other laws against discrimination or applicable to employment that may be the subject of a release under applicable law;

(5)	any and all claims for violation of the federal, or any state, constitution;
(6)	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(7)	any and all claims arising out of any personnel policies, contracts of employment, any other contracts, Severance Pay agreements, and covenants of good faith and fair dealing;
(8)	any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement;
(9)

any claim or damage arising out of Employee's employment with or separation from Company under any common law theory or any federal, state, or local statute or ordinance not specifically referred to above;

(10)	any and all claims for unpaid or withheld wages, severance, benefits, bonuses, commissions, and other compensation of any kind that Employee may have against the Releasees; and
(11)	any and all claims for attorneys' fees and costs.

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(b)Employee specifically agrees that this Agreement includes without limitation any and all claims that were raised, or that reasonably could have been raised, under the applicable California Wage Order, Labor Code sections 201, 202, 203, 212, 226, 226.3, 226.7, 510, 512, 515, 558, 1194, and 1198, as well as claims under the Business & Professions Code sections 17200, et seq. and Labor Code sections 2698, et seq. based on alleged violations of Labor Code provisions.  Employee further covenants that Employee will not seek to initiate any proceedings seeking penalties under Labor Code sections 2699, et seq. based upon the Labor Code provisions specified above.

(c)Employee understands and agrees that, to the fullest extent permitted by law, Employee is precluded from filing or pursuing any legal claim of any kind against any of the Releasees at any time in the future, in any federal, state, or municipal court, administrative agency, or other tribunal, arising out of any of the claims that Employee has waived by virtue of executing this Agreement. Employee agrees not to file or pursue any such legal claims and, if Employee does pursue such legal claims, Employee waives any right to receive monetary recovery.  By Employee's signature below, Employee represents that Employee has not filed any such legal claims against any of the Releasees in any federal, state, or municipal court, administrative agency, or other tribunal.

(d)Nothing in this Agreement shall be construed to waive any claims that .cannot be waived as a matter of law.  In addition, this Agreement does not prevent Employee from filing an administrative charge against any Releasee that may not be released as a matter of law.  Nothing in this agreement shall be construed to prohibit Employee from reporting conduct to, providing truthful information to or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization. This release does not waive any rights or claims that may arise after the date that Employee executed this Agreement.

(e)Nothing in this Agreement will affect the ability of Employee or Company to enforce rights or entitlements specifically provided for under this Agreement as set forth above, or any rights or claims that may arise after the date that Employee executed this Agreement.  By Employee's signature below, Employee represents that: (a) Employee is not aware of any unpaid wages, vacation, bonuses, expense reimbursements, or other amounts owed to Employee by Company;  (b) however, to the extent Employee is aware of any claims for unpaid wages, severance, benefits, bonuses, commissions, and other compensation of any kind, there is a bona fide dispute between the Parties regarding the fact of and amount of such claims, and Employee further agrees to release such claims and acknowledges that Employee's release is not barred or void under Labor Code section 206.5; (c) Employee has not been denied any request for leave to which Employee believes Employee was legally entitled, and Employee was not otherwise deprived of any of Employee's rights under the Family and Medical Leave Act or any similar state or local statute; and (d) Employee has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the claims released in the foregoing general release and waiver. Company's obligations under this Agreement are contingent upon Employee's compliance with all terms and conditions provided for herein.

6.  Release ofUnknown Claims. For the purpose of implementing a full and complete release, Employee expressly acknowledges that the releases given in this Agreement are intended

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to include, without limitation, claims that Employee did not know or suspect to exist in Employee's favor at the time of the date of Employee's execution of this Agreement, regardless of whether the knowledge of such claims, or the facts upon with they might be based, would have materially affected the settlement of this matter; and that the Severance Pay provided under this Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims, despite the fact that California Civil Code section 1542 may provide otherwise. Employee expressly waives any right or benefit available to him in any capacity under the provisions of California Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS

WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS

OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE,

WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY

AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

7. Age Discrimination in Employment Act. Employee acknowledges, agrees and understands that:

(a)under the general release detailed above, Employee is waiving and releasing, among other claims, any rights and claims that may exist under the Age Discrimination in Employment Act (''ADEA”);

(b)the waiver and release of claims set forth in the release above does not apply to any rights or claims that may arise under the ADEA after the date of execution of this Agreement;

(c)the payments  and other  consideration  that  are being provided  to Employee  are of significant value and are in addition to what Employee otherwise would be entitled;

(d)Employee is being advised in writing to consult with an attorney before signing this Agreement;

(e)Employee is being given a period of twenty-one (21) days within which to review and consider this Agreement before signing it, though Employee may sign earlier, and if Employee fails to sign and return this Agreement within the twenty-one (21) day consideration period, Company's offer and this Agreement will expire on its own terms;

(f)Employee may revoke acceptance of this Agreement  by providing written notice to Company  within seven (7) days  following its execution, and any notice of revocation of this Agreement must be in writing and transmitted by hand or certified mail to Humera Kassem, 3001 Dallas Parkway, Suite 140, Frisco, TX, 75034; and

(g)Because  of  Employee's right to revoke  this  Agreement,  this  Agreement  shall  not become effective and enforceable until the eighth (8th) day after the return of an executed copy of this Agreement by Employee to Company (the “Effective Date”), and Employee will not be entitled to any of the benefits set forth in this Agreement until after the Effective Date.

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Confidential Separation Agreement and General Release
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8.  Non-Disparagement.

(a)Employee understands and agrees that Employee's entitlement to the compensation and benefits due under this Agreement is conditioned upon Employee's continued support of Company. Employee agrees to refrain from taking any action, and from making any statement (oral or written), that  disparages  or criticizes  Company,  its  affiliates,  parent  companies,  subsidiaries,  and  related entities,  or its officers,  directors,  or employees, or that  harms  Company's or  any of  Company's affiliates',  parent companies',  subsidiaries', and related entities', or Company's  officers', directors', or employees' respective reputations, or that disrupts or impairs Company's normal, ongoing business operations.   This provision applies to all of Employee's  interactions  with third  parties, including without limitation any conversations or correspondence that Employee might have with organizations, governmental  entities,  and  persons  with  whom  Company  engages  in  business,  as  well  as  with employees of Company.  Employee understands that this provision does not apply on occasions when Employee is subpoenaed  or ordered by a court or other governmental  authority to testify or give evidence and must respond truthfully.   Employee further agrees not to otherwise interfere with Company's  business operations, including, without limitation, Company's  efforts to market and sell its products.

9.  Confidentiality  of Agreement. The Parties acknowledge  that Employee's agreement to keep the terms and conditions of this Agreement confidential is a material factor on which Employee and Company  relied  in entering  into this Agreement.  Employee  warrants that  Employee  has not disclosed the fact of this Agreement or any of the terms of this Agreement, or the negotiations leading thereto, to anyone other than Employee's attorneys, accountants, or tax consultants, or Employee's spouse.   Employee represents and agrees that (i) Employee will keep the fact and amount of this settlement and the terms of this Agreement completely confidential, except and unless disclosure is required and compelled by lawful court order; (ii) if disclosure is compelled by court order, Employee will disclose only so much information as is necessary for compliance; and (iii) confidentiality is the essence of this Agreement.  Accordingly, Employee shall not publicize or disclose the fact of this Agreement, the Severance  Pay amount, or the terms of this Agreement in any manner whatsoever, whether in writing or orally, to any person, directly or indirectly, or by or through any agent or representative, except as necessary to effectuate the terms of this Agreement, and other than to the following:  (1) Employee's attorneys;  (2)  Employee's accountants  and  tax  consultants;  (3)  other representatives or entities as required and compelled by law or lawful court order; and (4) Employee's spouse.  With respect to any individuals referred to above and to whom Employee knowingly discloses any information regarding this Agreement or its terms, Employee agrees that Employee will inform such individuals that the information is strictly confidential and may not be reviewed, discussed, or disclosed,  orally or  in writing, with any other  person,  organization,  or entity  whatsoever,  at any time.  Employee further represents that no disclosure inconsistent with this Paragraph and its subparts has been made by Employee prior to the date of Employee's execution of this Agreement.

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Confidential Separation Agreement and General Release
Rachel Phillips-Luther

(a)This Confidentiality Agreement specifically includes without limitation an obligation, on  the  part of  Employee  and  Employee's   respective  attorneys  and  other  representatives,  not  to knowingly disclose, or cause to be disclosed, the terms of this Agreement to any of Company's current or former employees or to any of Company's  affiliates, or to any individual associated with the press or  the  media.   Employee  agrees  that  Employee  shall  be  separately  responsible  and  liable  for Employee's own disclosure prohibited by this Paragraph and its subparts, including disclosures made by Employee's  respective representatives.

(b)It shall not be a breach of this Paragraph or its subparts for Employee or Company to respond, if asked, that any dispute regarding Employee's employment or termination of employment with Company has been resolved.

(c)If Employee breaches any of the promises contained in this Paragraph or its subparts, Company shall be entitled to recover its reasonable attorneys'  fees and other costs in the event that Company prevails in a proceeding to enforce any provision of this Paragraph or its subparts. Employee further agrees that for the proven breach of the non-disclosure  obligations of this Paragraph and its subparts, Company will be entitled to recover, in addition to and without limiting any other remedy or right (other than a claim for damages) that it may have at law or in equity, liquidated damages in the sum of ten thousand  dollars ($10,000) for each non-permissible disclosure, which sum represents the Parties' reasonable and fair estimate  of the loss Company  would likely sustain for each such breach.

10.  No Cooperation. Employee agrees Employee will not act in any manner that might damage the business of Company.   Employee  agrees that Employee  will not counsel or assist any attorneys  or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or  complaints  by  any  third   party  against   Company  or  any  officer,   director,  employee,  agent, representative, shareholder, or attorney  of Company, unless under a subpoena or other court order to do so.  Employee  further agrees both to immediately notify Company  upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence  or terms of this Agreement, and to furnish,  within three (3) business  days of its receipt,  a copy of such subpoena or legal discovery  device to Company.

11. Non-Solicitation.  Employee  agrees that for a period  of twelve  (12) months  immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit, raid, take away any of Company's clients or customers through the use of Company's Confidential Information, proprietary information, or trade secrets, or solicit or encourage Company's employees to leave  their  employment with  Company,  either  for  Employee or any  other  person  or entity.   The foregoing restrictions shall not apply to solicitations conducted solely through public marketing  campaigns open to all comers and not specifically targeted  at any staff of Company.

12. Injunctive Relief.  Employee's breach  of  any  obligation or  covenant  set  forth  in  this Agreement will have a material  and adverse  effect  upon the Company and will cause the

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Company irreparable harm, and damages arising from any breach may be difficult to ascertain. Consequently, in addition  to all of the remedies  otherwise available  to the Company, including,  but not limited  to, the recovery  of monetary  damages  and reasonable  attorneys' fees incurred  in enforcing this Agreement, the Company  shall  have the right to injunctive relief to restrain  and enjoin  any actual  or threatened breach  of  the  provisions of  this  Agreement. All of the Company's remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies. Employee agrees and consents that the Company shall be entitled to injunctive relief; both preliminary and permanent, without bond. If the Employee breaches any of the restrictive covenants set forth in this Agreement, then the restricted time period of each of the covenants shall be extended by an amount of time equal to the duration of such breach or violation.

13. Certain Federal Tax Considerations

(a)  Federal Excise Tax Under Section 4999 of the Code

(i)In the event that any payment or benefit received  or to be received  by a Employee   pursuant  to  this  Agreement or  otherwise payable   to  the  Employee  (collectively, the “Payments “) would subject Employee  to any excise tax pursuant  to Section  4999 of the Code, or any similar  or successor  provision  (the  “Excise  Tax”), due to the characterization of the Payments as “excess  parachute payments” under Section  280G of the Code or any similar  or successor provision (“Section 280G “),then, notwithstanding the other provisions of this Plan, the amount of the Payments shall not exceed the amount which produces the greatest after-tax  benefit to the Employee.

(ii)Determination of Amounts.

(1) All computations and determinations called for by this Paragraph 13(a) shall be promptly determined and reported in writing to the Company and Employee by independent public accountants selected by the Company and reasonably acceptable to the Participant (the “Accountants”), and all such computations and determinations  shall be conclusive and binding upon the Participant and the Company.  For purposes of such determinations, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determinations. The Company shall bear all fees and expenses charged by the Accountants in connection with such services.

(2) If a reduction in the Payments is necessary so that the Payments do not result in the imposition of an Excise Tax, and none of the Payments are Section 409A Deferred Compensation, then the reduction shall occur in the manner elected by the Employee in writing prior to the date of payment in accordance with such procedures as the Company may establish for this purpose.

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(b) Notwithstanding   any  other  provision  of  the  Agreement  to  the  contrary,  the provision, time and manner of payment or distribution of all compensation and benefits provided by the Agreement that constitute Section 409A Deferred Compensation shall be subject to, limited by and construed in accordance with the requirements of Section 409A, including the following:

(i)In the event that all or any of the health benefits to be provided pursuant to  Paragraph   1(c)  as  a  result  of  a  Employee's   separation   constitute  Section  409A  Deferred Compensation, the Company shall provide for such health benefits constituting Section 409A Deferred Compensation in a manner that complies with Section 409A.  To the extent necessary to comply with Section 409A, the Company shall determine the premium cost (net of the portion of such premium cost required to be paid by the Employee necessary to provide such benefits constituting Section 409A Deferred Compensation for the applicable COBRA Period and shall pay each such net premium cost which becomes due and payable during the applicable COBRA Period on the applicable due date for such premium.

(ii)It is intended that each installment of the payments  and/or  benefits provided under the Plan is a separate “payment” for purposes of Section 409A.

(iii)Notwithstanding any other provision of this Agreement, the Company makes no representation that Payments shall be exempt from, or comply with Section 409A. Company shall not be liable for any tax, penalty or interest imposed on Employee by Section 409A'

14. Non-Admissibility; No Admission of Liability.  Employee agrees that this Agreement shall not be admissible as evidence in any future proceeding of any kind, except in court on a claim of breach of this Agreement.  The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims.  No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

(a)an admission of the truth or falsity of any claims heretofore made; or

(b)an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

15. No Knowledge of Wrongdoing. Employee represents that Employee has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

16. Contingent Obligation.   Company's continuing obligations under this Agreement are contingent upon Employee's compliance with all terms and conditions provided for herein.  In the event that Employee breaches any of Employee's obligations under this Agreement, Employee agrees that the Company may cease making any payments due under this Agreement, and recover all payments already made under this Agreement, in addition to all other available legal remedies.

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17. Fees and Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees, and other fees incurred in connection with the execution of this Agreement.

18. Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Collin County before JAMS according to the Federal Rules of Civil Procedure, available at                    , or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that Company shall pay any administrative or hearing fees charged by the arbitrator or AAA, except that Employee shall separately pay any filing fees associated with any arbitration Employee initiates. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs.   THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This Paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the agreements incorporated herein by reference.

19. No Representations.  The Parties represent that they each have had the opportunity to consult with an attorney, at their own expense, and have carefully read and understand the scope and effect of the provisions of this Agreement.  Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

20. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

21. Entire Agreement.  Employee acknowledges that this Agreement is a full and accurate embodiment of the understanding between Employee and Company, and that it supersedes any prior agreements or understandings made by the Parties, except any confidentiality, non-disclosure, non competition, non-solicitation, trade secret, assignment of inventions, and other intellectual property provisions to which Employee's employment was subject, including specifically the Confidentiality Agreement, the Retention Plan, and any equity agreements Employee is party to, including but not limited to any equity agreements which will remain in effect subsequent to the execution of this Agreement.  The terms of this Agreement may not be modified, except by mutual consent of the Parties. Any and all modifications must be reduced to writing and signed by the Parties to be effective.

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22.  Governing Law and Venue. This Agreement shall be deemed to have been executed and delivered within the State of Texas, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles. In the event of any dispute in connection with this Agreement, the venue in which said dispute will be resolved, whether in arbitration or in connection with an injunction, will be Frisco, Texas.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Good Faith Compliance. The Parties agree to cooperate in good faith and to do all things necessary to effectuate this Agreement.

25. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

/s/ Dave Pace	/s/ Rachel Phillips-Luther
Chief Executive Officer	Acknowledged and Agreed

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